As filed with the Securities and Exchange Commission on June 28, 2012.

Registration No. 333-144893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRISTOL-MYERS SQUIBB COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

22-0790350

(I.R.S. Employer Identification No.)

345 Park Avenue, New York, N.Y. 10154

(Address, including zip code, of Principal Executive Offices)

Telephone: (212) 546-4000

BRISTOL-MYERS SQUIBB COMPANY 2007 STOCK AWARD AND INCENTIVE PLAN,

As Amended and Restated Effective June 10, 2008

BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN, as amended

BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM, as amended

BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM, as amended

(Full title of the plans)

Sandra Leung

General Counsel and Corporate Secretary

Bristol-Myers Squibb Company

345 Park Avenue, New York, N.Y. 10154

(212) 546-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

On July 27, 2007, a total of 114,000,000 shares of Common Stock, par value $.10 per share, of Bristol-Myers Squibb Company (the “Registrant”) were registered on Form S-8 (Registration No. 333-144893) for issuance under specified plans of the Company, including the 2007 Stock Award and Incentive Plan (the “2007 Plan”) and the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Plan, and Bristol-Myers Squibb Company Savings and Investment Program (together, the “Savings/Thrift Plans”). On May 1, 2012, the Registrant’s stockholders approved the Bristol-Myers Squibb Company 2012 Stock Award and Incentive Plan (the “2012 Plan”). No additional awards will be made under the Registrant’s 2007 Plan, and the shares that were available for new grants under the 2007 Plan immediately before May 1, 2012 are now issuable under the 2012 Plan. Pursuant to Instruction E to Form S-8 and interpretations of staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”), 77,762,099 of the unissued shares previously registered with respect to the 2007 Plan and the Savings/Thrift Plans as of that date are carried forward and deemed covered by the registration statement on Form S-8 relating to the 2012 Plan, the 2007 Plan and the Savings/Thrift Plans that was filed on the date hereof. An aggregate registration fee of $95,268.06 was paid in connection with the filing of Registration Statement No. 333-144893, of which $75,748.92 related to the 77,762,099 shares being carried forward. The shares so carried forward represent all shares remaining unsold pursuant to this Registration Statement. Accordingly, with reference to the undertaking previously made by the Registrant in this Registration Statement to remove from registration, by means of post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Registrant by this post-effective amendment has removed from registration all shares of Common Stock and interests in the Savings/Thrift Plans registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this Post-Effective Amendment.

PART II

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of registration statement on Form S-8 (Registration No. 333-144893) are hereby incorporated by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, and the State of New York, on June 28, 2012.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Lamberto Andreotti
Lamberto Andreotti Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Sandra Leung, Katherine R. Kelly and Robert J. Wollin, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2012.

Signature	Title

/s/ Lamberto Andreotti Lamberto Andreotti	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Charles Bancroft Charles Bancroft	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Joseph C. Caldarella Joseph C. Caldarella	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ James M. Cornelius James M. Cornelius	Chairman of the Board and Director

/s/ Lewis B. Campbell Lewis B. Campbell	Director

/s/ Louis J. Freeh Louis J. Freeh	Director

/s/ Laurie H. Glimcher, M.D. Laurie H. Glimcher, M.D.	Director

/s/ Michael Grobstein Michael Grobstein	Director

/s/ Alan J. Lacy Alan J. Lacy	Director

/s/ Vicki L. Sato, Ph.D. Vicki L. Sato, Ph.D.	Director

/s/ Elliott Sigal, M.D., Ph.D. Elliott Sigal, M.D., Ph.D.	Director

/s/ Gerald L. Storch Gerald L. Storch	Director

/s/ Togo D. West, Jr. Togo D. West, Jr.	Director

/s/ R. Sanders Williams, M.D. R. Sanders Williams, M.D.	Director

The Savings/Thrift Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Savings/Thrift Plans) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on behalf of each of the Savings/Thrift Plans by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on June 28, 2012.

Bristol-Myers Squibb Company Employee Incentive Thrift Plan

Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Plan

Bristol-Myers Squibb Company Savings and Investment Program

By:	Bristol-Myers Squibb Company
Savings Plan Committee

Signature	Title

/s/ Mitchell Anderman Mitchell Anderman	Executive Director, Benefits Planning

/s/ Jeffrey Galik Jeffrey Galik	Treasurer

/s/ Rhonda Gold Rhonda Gold	Executive Director, International Compensation & Benefits

/s/ Susan Kunreuther Susan Kunreuther	Senior Vice President, Total Rewards

/s/ Martha O’Connor Martha O’Connor	Senior Vice President, R&D & Corp HR and Development

/s/ Robert Owens Robert Owens	Vice President and Assistant Controller, Financial Reporting & Technical Accounting

/s/ Robert Ramnarine Robert Ramnarine	Executive Director, Finance Pension & Savings

*	Members of Bristol-Myers Squibb Company Savings Plan Committee, signing in that capacity on behalf of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.